Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS Kevin Twomey (717) 731-6540	MEDIA Karen Rugen (717) 730-7766
or investor@riteaid.com

Rite Aid Announces Offering Of Senior Secured Notes

CAMP HILL, PA, June 26, 2008 - Rite Aid Corporation (NYSE: RAD) announced today its intention to offer $425 million aggregate principal amount of senior secured notes due 2016 (the “Notes”), pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

Rite Aid intends to use the net proceeds from the offering and borrowings under a new $350 million senior secured term loan (the “Tranche 3 Term Loan”), which is permitted under the accordion feature in Rite Aid’s existing senior secured credit facility, to fund the purchase price, accrued interest, consent payment and related fees and expenses with respect to its tender offers and consent solicitations  (“Tender Offers”) for any and all of its 8.125% Senior Secured Notes due 2010 (the “2010 Notes”), 9.25% Senior Notes due 2013 (the “2013 Notes”) and 7.5% Senior Secured Notes due 2015 (the “2015 Notes” and, together with the 2010 Notes and 2013 Notes, the “Tender Offer Notes”) and to redeem any 2015 Notes that remain outstanding following the completion of the Tender Offers.  The Tender Offers are scheduled to expire at midnight, New York City time, on July 1, 2008, unless extended.  Settlement of the Tender Offers is expected to occur concurrently with the closing of this offering and Rite Aid’s Tranche 3 Term Loan.

Citi is acting as sole book-running manager for the Notes offering.  Banc of America Securities LLC is acting as co-manager for the offering.

Copies of the prospectus and prospectus supplements related to the offering may be obtained from Citi’s Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (telephone: 718-765-6732).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any series notes.  The Notes will not be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Rite Aid Corporation is one of the nation's leading drugstore chains with more than 5,000 stores in 31 states and the District of Columbia with fiscal 2008 annual sales of approximately $24.3 billion. Information about Rite Aid, including corporate background and press releases, is available through the Rite Aid’s website at http://www.riteaid.com/.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to successfully complete the integration of Brooks Eckerd and realize the benefits of the Brooks Eckerd acquisition, including positive same store sales growth for Brooks Eckerd and cost savings; our ability to manage expenses, including integration expenses; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; continued consolidation of the drugstore industry, changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations; general economic conditions and inflation; and interest rate movements and access to capital.  Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by Rite Aid with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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Contact:

Investors: 717-975-3710, Kevin Twomey at 717-731-6540 or investor@riteaid.com

Media: Karen Rugen at 717-730-7766

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